Exhibit 10.31


                  CONSULTANT'S INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT made as of February 25, 2000

BETWEEN:

VIBRO-TECH INDUSTRIES, INC., a corporation subsisting under the laws of the state of Delaware, having a place of business at Suite 2000 Cathedral Place, 925 West Georgia Street, Vancouver, B.C. V6C 2C2

                                 ("Vibro-Tech")

AND:

MR. DARRYL QUAN, Businessman, having a residence at 1090 Moreno Avenue, Palo Alto, Ca 94303

     ("Quan")


WHEREAS:

A. Vibro-Tech and its affiliates are engaged in the business of the design, manufacture, marketing and sales of seismic rubber vibration bearings for use in the construction industry; B. Quan has agreed to be a financial consultant for Vibro-Tech in charge on a non-exclusive basis of advising Vibro-Tech of the financial matters relating to the government qualification, marketing and sales of seismic rubber vibration bearings on the terms and conditions of an Agreement dated February 25, 2000;


WITNESSES THAT the parties mutually covenant and agree as follows:


ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.01 In this Agreement, including the recitals and schedules to this Agreement, unless the context otherwise requires:

Exchange means the OTC Bulletin Board.

Exercise Price means US$0.30 per Optioned Share.

Expiry Date means 5:00 p.m., Vancouver time, on December 31, 2003.

Optioned Shares means 25,000 Shares.

Registrar means the Registrar of Securities under the Securities Act.

Rule 504 means Rule 504 of Regulation D under the Securities Act, as amended from time to time.

Rule 701 means Rule 701 as promulgated under the Securities Act as amended from time to time.

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Securities Act means the Securities Act of 1933, as amended from time to time.

Share or Shares means a common share or common shares of the Company as constituted on July 1, 1999.

1.02 The captions, section numbers and article numbers appearing in this Agreement are inserted for convenience of reference only and will in no way define, limit, constrict or describe the scope or intent of this Agreement nor in any way affect this Agreement.

1.03 This Agreement and all matters arising under this Agreement will be governed by, construed and enforced in accordance with the laws of Delaware and any proceeding commenced or maintained in connection with this Agreement will be so commenced and maintained in the forum of appropriate jurisdiction in the County of Vancouver, British Columbia to which jurisdiction the parties irrevocably attorn.

1.04 In this Agreement, wherever the context requires, words importing the singular number will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and words importing persons will include firms and corporations and vice versa.

1.05 Unless otherwise stated, a reference in this Agreement to a numbered or lettered article, section, paragraph or subparagraph refers to the article, section, paragraph or subparagraph bearing that number or letter in this Agreement.

1.06 If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy such covenant or other provision will be severed; all other terms and conditions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

ARTICLE 2 GRANT OF OPTION

2.01 The Company grants Quan an irrevocable, non-transferable and non-assignable option (the "Option") to purchase Optioned Shares for the Exercise Price on the terms and other conditions of this Agreement.

2.02 It is a condition that

(a) there is available to Quan under the Securities Act an exemption from the registration requirements and the prospectus requirements of the Securities Act under Rule 504; and

(c) no action is required to be taken by the Company under Rule 701 or applicable law of the State of California.


ARTICLE 3 EXERCISE OF OPTION

3.01 Quan may exercise the Option from time to time with respect to all or part of the Optioned Shares or Optioned Shares remaining unpurchased.

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3.02 The Option will be exercised by Quan or his legal personal representative by delivering to the principal business office of the Company in Vancouver, British Columbia or such other place as is designated by the Company from time to time:

(a) a notice stating the number of Optioned Shares being purchased; and

(b) a certified check or bank draft in favor of the Company drawn in United States dollars for the product of the number of Optioned Shares being purchased and the Exercise Price.

3.03 On exercise of Option, the Company will forthwith cause its transfer agent to deliver to any of the Quan, his legal representative or such other person as Quan may otherwise direct in the notice of exercise of the Option a certificate or certificates in the name of any of the Quan, his legal representative or such other person as Quan may otherwise direct in the notice of exercise of the Option representing such number of Shares for which payment has been made.

3.04 Nothing in this Agreement obligates or will obligate Quan to purchase or pay for any Optioned Shares except those Optioned Shares in respect of which Quan has exercised the Option in the manner prescribed.

3.05 If the Optioned Shares have not been registered under the Securities Act, the certificate or certificates representing the Optioned Shares, will be endorsed with a legend as follows:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), THE DELAWARE STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITES ACT AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR (2) AT THE OPTION OF THE COMPANY, UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL FOR THE TRANSFEROR, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

3.06 Quan acknowledges that the Option and the Optioned Shares, if any, are issued pursuant to the exemption from the registration requirements contained in Regulation D of Rule 504 of the Securities Act and that:

(a) the Shares and the Optioned Shares have not been registered under the Securities Act or any state or provincial securities laws, and are being offered in reliance on certain exemptions contained in the Securities Act and such state or provincial securities laws;

(b) if the Optioned Shares have not been registered under the Securities Act, the Optioned Shares will not be sold or transferred except pursuant to:

(i) an effective registration statement under the Securities Act and any applicable state securities laws;

(ii) Rule 144 promulgated under the Securities Act; or

(ii) an opinion of counsel satisfactory to the Company to the effect that such registration is not required; and

(c) the Option is non-transferable regardless of whether or not there exists an exemption under which the Option could be sold or transferred to a third party; and

(d) no federal, state or provincial agency has made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares or any other securities of the Company

ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE QUAN

4.01 Quan represents and warrants to, and covenants with, the Company that:

(a) Quan is resident for securities law purposes in California; and

(b) the grant of the Option has not been made by expectation of employment or continued employment.

ARTICLE 5 TERMINATION OF OPTION

5.01 The Option and this Agreement will terminate on the earlier of the Expiry Date or:

(a) when Quan ceases to be a financial consultant of the Company;

(b) six months after the date of the death of the Quan;

(c) the time at which any securities regulatory authority issues against Quan a cease trade order based on a determination that trading of the securities of the Company by Quan is not in the best interests of the public; or

(d) the time at which the Company determines that any of the Quan, his legal representative or such other person as is designated by Quan in the notice exercising the Option as the person to whom Optioned Shares are to be issued is in breach of any condition in this Agreement or applicable law relating to the sale by the Quan, his legal representative or such other person as is designated of any of the Optioned Shares.

ARTICLE 6 PROHIBITION ON DEALING WITH THE OPTION AND RESTRICTIONS ON SALE OF OPTIONED SHARES

6.01 Quan will not pledge, mortgage, hypothecate, sell, assign or transfer, or agree to pledge, mortgage, hypothecate, sell, assign or transfer the Option or any interest in, or right to, the Option.

6.02 The Optioned Shares will be sold in accordance with Rule 144 form time to time.

ARTICLE 7 ADJUSTMENT OF NUMBER OF OPTIONED SHARES

7.01 The number of Optioned Shares deliverable upon the exercise of the Option will be adjusted as follows:

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(a) if there is any subdivision or subdivisions of the Shares while the Option is in effect into a greater number of Shares, the Company will deliver at the time of purchase of Optioned Shares, in addition to the number of Optioned Shares in respect of which the right to purchase is being exercised, such additional number of Optioned Shares as result from such subdivision or subdivisions without Quan making any additional payment or giving any other consideration;

(b) if there is any consolidation or consolidations of the Shares while the Option is in effect into a lesser number of Shares, the Company will deliver and Quan will accept, at the time of purchase of Optioned Shares, instead of the number of Optioned Shares in respect of which the right to purchase is being exercised, the lesser number of Optioned Shares as a result from such consolidation or consolidations;

(c) if there is any change of the Shares of the Company while the Option is in effect, the Company will deliver at the time of purchase of Optioned Shares the number of Optioned Shares of the appropriate class resulting from the such change as Quan would have been entitled to receive in respect of the number of Optioned Shares so purchased had the right to purchase been exercised before such change;

(d) if there is any capital reorganization, reclassification or change of outstanding equity shares, other than a change in the par value, of the Company or if there is any consolidation, merger or amalgamation of the Company with or into any other company or any sale of the property of the Company as or substantially as an entirety at any time while the Option is in effect, Quanmay purchase and receive, instead of the Optioned Shares purchasable and receivable upon the exercise of the Option, the kind and amount of Shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Optioned Shares purchasable and receivable upon the exercise of the Option would have received as a result of such event.

The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares, whether with or without par value, will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (d).

7.02 The adjustments provided for in section 7.01 are cumulative.

7.03 The Company will not be required to issue fractional Shares in satisfaction of its obligations and any fractional interest in a Share that would, except for the provisions of this section, be deliverable upon the exercise of the Option will be cancelled and not be deliverable by the Company.

7.04 If any questions at any time arise with respect to the exercise price or number of Optioned Shares deliverable upon exercise of the Option, such questions will be conclusively determined by the Company's auditors, or, if they decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Quan.

7.05 Quan will have no rights whatsoever as a shareholder in respect of any of the Optioned Shares, including any right to receive dividends or other distributions, other than in respect of Optioned Shares in respect of which Quan has exercised its Option and which Quan has taken up and paid for.

7.06 The Company represents and warrants to, and covenants with Quan that:

(a) the Company will use its best efforts to proceed to have its Shares registered under the Securities Exchange Act of 1934 and if the policies of applicable securities administrators change to become a reporting issuer in British Columbia; and

(b) the Company will reserve in its treasury sufficient Shares to permit the issuance and allotment of the Optioned Shares to Quan if the Option or any part thereof is exercised.

ARTICLE 8 GENERAL PROVISIONS

8.01 Time is of the essence of the performance of every obligation under this Agreement, and no failure or lack of diligence by any party in proclaiming or seeking redress for any violation of, or insisting on strict performance of, any provision of this Agreement will prevent a subsequent violation of that provision, or of any other provision, from giving rise to any remedy that would be available if it were an original violation of that provision or another provision.

8.02 This Agreement will be binding upon and enure to the benefit of the respective heirs, executors, administrators and other legal representatives and, to the extent permitted hereunder, the respective successors and assigns, of the parties.

8.03 Unless otherwise provided herein, any notice, payment or other communication to a party under this Agreement may be made, given or served by delivery, telecopy or email and addressed as follows:

(a) Quan:

Mr. Darryl Quan
1090 Moreno Avenue, Palo Alto, Ca  94303

Fax: 650-813-2960
Email: darryl_quan@yahoo.com

(b) Vibro-Tech

Vibro-Tech Industries, Inc.
2000 Cathedral Place
925 West Georgia Street
Vancouver, B.C. V6C 2C2

Attention: Mr. Jock Chong, President and Chief Executive Officer

Fax: 604-687-7588
Email:  info@vibro-tech.com
with a copy to:

Vibro-Tech Industries, Inc.
Suite 600, 1090 West Pender Street
Vancouver, B. C. V6E 2N7

Attention: Mr. Gary MacDonald, Secretary

Fax: 604-683-8791
Email: gary@macdonald.com

8.04 Any notice, payment or other communication so delivered, telecopied or emailed will be deemed to have been given or served at the time of delivery or transmission by telecopy or email.

8.05 A party may by notice change its address for service.

8.06 This Agreement constitutes the entire agreement between the parties and supercedes all previous agreements or understandings between the parties in any way relating to its subject matter and the Company has made not representations, inducements, warranties or promises concerning this Agreement or the matters referred to herein which are not embodied in this Agreement.

ARTICLE IX ARBITRATION

9.01 If any difference or dispute will arises between the Parties that cannot be resolved between the Parties by negotiation with regard to mutual benefit and equality then in respect to any matter, such difference or dispute will be arbitrated or submitted to arbitration under and pursuant to the Commercial Arbitration Act (British Columbia).

9.02 Such dispute will be referred by the Party affected to an arbitrator who will be agreed upon by such Participants and, failing such agreement within four weeks after notice by any such Party, then an arbitrator may be named as provided in the Commercial Arbitration Act but in all cases the arbitration will be conducted by a sole arbitrator who may be a member of the firms of auditors of Vibro-Tech.

9.03 The arbitrator so appointed will sit in Vancouver, British Columbia, unless there is unanimous agreement of such Parties that he will sit at another place, and will hear and dispose of such dispute in such manner as the arbitrator, in his discretion, will determine, but in so doing will be required to receive the submissions of such Parties.

9.04 The decision of the arbitrator will be rendered in writing with all reasonable speed and will be final and binding upon such Participants.

9.05 If the Parties to the arbitration cannot agree on the respective shares of the costs of arbitration to be borne by them, the arbitrator will determine what part of the costs and expenses incurred in any such proceeding will be borne by each of them.


ARTICLE X ASSIGNMENT

10.01 This agreement may not be assigned, set over, transferred, in whole or in part by any party without the written consent of the other party, which consent may be unreasonably withheld.

ARTICLE XI GENERAL

11.01 The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.

11.02 The captions, section numbers and article numbers appearing in this Agreement are inserted for convenience of reference only and will in no way define, limit, constrict or describe the scope or intent of this Agreement nor in any way affect this Agreement.

11.03 In this Agreement, wherever the context requires, words importing the singular number will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and words importing persons will include firms and corporations and vice versa.

11.04 Unless otherwise stated, a reference in this Agreement to a numbered or lettered article, section, paragraph or subparagraph refers to the article, section, paragraph or subparagraph bearing that number or letter in this Agreement.

11.04 If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy such covenant or other provision will be severed; all other terms and conditions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and year first above written.

VIBRO-TECH INDUSTRIES, INC.


By: /s/ Gary MacDonald, Secretary


/s/ DARRYL QUAN